EXHIBIT 20.1
                                                    ------------

UCFC Funding Corporation                      Administrator:
Manufactured Housing Contract                   The First National Bank
Pass-Through Certificates, Series 1997-1            of Chicago
                                                Mail Suite 0126
                                                Chicago, IL 60670-0126

STATEMENT TO CERTIFICATEHOLDERS

Distribution Date:                           15-Dec-97

DISTRIBUTION SUMMARY
-----------------------------------------------------------------------------------------------------------------

                                                                  Class         Class     Remaining
                                                                  Interest      Unpaid    Class
                                                                  Distribution  Interest  Unpaid
       Original         Beginning        Principal    Remittance  Amount        Amounts   Interest  Remaining
Class  Face Value       Balance          Distribution Rate        Distributed   Paid (1)  Amount    Balance
-----  -----------      ---------        ------------ ----------- -----------   --------- -------   -------------

A-1    $15,100,000.00   $11,023,226.80   $444,152.69  6.63500%     $60,949.26   $0.00     $0.00    $10,579,074.11
A-2    $15,600,000.00   $15,600,000.00         $0.00  6.85000%     $89,050.00   $0.00     $0.00    $15,600,000.00
A-3    $10,100,000.00   $10,100,000.00         $0.00  7.05500%     $59,379.58   $0.00     $0.00    $10,100,000.00
A-4    $16,950,000.00   $16,950,000.00         $0.00  7.45000%    $105,231.25   $0.00     $0.00    $16,950,000.00

M       $7,125,000.00    $7,125,000.00         $0.00  7.67500%     $45,570.31   $0.00     $0.00     $7,125,000.00
B-1     $6,187,000.00    $6,187,000.00         $0.00  7.68500%     $39,622.58   $0.00     $0.00     $6,187,000.00
B-2     $3,938,000.00    $3,938,000.00         $0.00  8.44500%     $27,713.68   $0.00     $0.00     $3,938,000.00
R               $0.00            $0.00         $0.00  0.00000%    $185,152.03   $0.00     $0.00             $0.00
=================================================================================================================
TOTAL: $75,000,000.00   $70,923,226.80   $444,152.69              $612,668.69   $0.00     $0.00    $70,479,074.11
=================================================================================================================

                                         AMOUNTS PER $1,000 UNITS
-------------------------------------------------------------------------------------------------------


                                                      Class        Class       Remaining
                                                      Interest     Unpaid      Class
                                                      Distribution Interest    Unpaid
                        Beginning      Principal      Amount       Amounts     Interest   Remaining
CUSIP            Class  Balance        Distribution   Distributed  Paid (1)    Amounts    Balance
------           -----  -----------    -----------    -----------  ----------  ---------  -------------

90263AAK6        A-1     730.01501987  29.41408543    4.03637483   0.00000000  0.00000000  700.60093444
90263AAL4        A-2    1000.00000000   0.00000000    5.70833333   0.00000000  0.00000000 1000.00000000
90263AAM2        A-3    1000.00000000   0.00000000    5.87916634   0.00000000  0.00000000 1000.00000000
90263AAN0        A-4    1000.00000000   0.00000000    6.20833333   0.00000000  0.00000000 1000.00000000

90263AAP5        M      1000.00000000   0.00000000    6.39583298   0.00000000  0.00000000 1000.00000000
90263AAQ3        B-1    1000.00000000   0.00000000    6.40416680   0.00000000  0.00000000 1000.00000000
Not Applicable   B-2    1000.00000000   0.00000000    7.03750127   0.00000000  0.00000000 1000.00000000

-------------------------------------------------------------------------------------------------------
(1) The Class Unpaid Interest Amount is identified separately here, and is already included in the Class Interest
    Distribution Amount Distributed column.


                                 PAGE 6


UCFC Funding Corporation                          Administrator:
Manufactured Housing Contract                     The First National Bank
Pass-Through Certificates, Series 1997-1             of Chicago
                                                  Mail Suite 0126
                                                  Chicago, IL 60670-0126

STATEMENT TO CERTIFICATEHOLDERS
--------------------------------------------------------------------------
Distribution Date:    15-Dec-97

                      Statement to Certificateholders
         Pooling and Servicing Agreement Dated September 1, 1996
                         (Pursuant to Section 5.03)

    (i)   Class Interest Distribution Amounts and        Reported on Page 1
          Class Unpaid Interest Amounts

   (ii)   Collections   Principal
                        ---------
                        Scheduled principal received   114,522.49
                        Principal Prepayments          329,630.20
                                                       ----------
                        Total Principal                444,152.69
                                                       ==========

                        Interest
                        --------
                        Schedule interest received
                        plus Servicer Advances         613,168.69

                                                                    Principal
                                                          Number    Balance
                                                          ------    ---------
          Liquidated Contracts                                  2   50,441.88
          Repurchased Contracts                                 0        0.00

                                            Principal    Interest   Total
                                            ---------    --------   -----
  (iii)   Guarantor payment to cover
            Liquidation Loss Amount              0.00        0.00        0.00


   (iv)   Class Certificate Balances after
            distributions                                Reported on Page 1

    (v)   Class Percentages                               Current  Next
                                                          -------  ----
                                      Senior Class        75.678%  75.525%
                                      Class M             10.046%  10.109%
                                      Class B             14.276%  14.366%

   (vi)   Pool Principal Balance as of the end
          of the Due Period                         70,479,074.11


  (vii)   The Pool Factor (greater than 100%
          during the Pre-Funding Period)                  94.566%

 (viii)   Delinquency Information - as of the
          end of the Due Period                                   Principal
                                                          Number  Balance
                                                          ------  ------------
                                      30 to 59 days           89  2,810,360.08
                                      60 or more days         91  2,916,904.00

                                                                  Principal
(ix) and (x) Repossessed Manufactured Homes               Number  Balance
                                                          ------  ---------
                        During the current Due Period          8    186,658.01
           Aggregate repossessions still in inventory         24    743,377.71

UCFC Funding Corporation                          Administrator:
Manufactured Housing Contract                     The First National Bank
Pass-Through Certificates, Series 1997-1                of Chicago
                                                  Mail Suite 0126
                                                  Chicago, IL 60670-0126
STATEMENT TO CERTIFICATEHOLDERS
-------------------------------------------------------------------------
Distribution Date:       15-Dec-97

   (xi)  The Performance Test               Criteria      Current Ratio
                                            --------      -------------
    (1)  Average 60 Day Delinquency Ratio      5.00%      2.23%
    (2)  Average 30 Day Delinquency Ratio      7.00%      3.33%
    (3)  Current Realized Loss Ratio:
               Beginning March 1998            2.75%    Beginning
                                                        3/15/1998
    (4)  Cumulative Realized Losses
         (as a percent of the Cut-off Date
         Pool Balance) - Based upon the       Not yet
         table below.                         applicable  0.09%

                            Cumulative Realized Losses Criteria Table
                            -----------------------------------------
                            From:            To:       Percentage
                            -----            ----      ----------
                            04/01/2002       03/31/2003   7.00%
                            04/01/2003       03/31/2004   8.00%
                            04/01/2004       thereafter   9.00%

Has the Performance Test been satisfied?  (Yes or No)   YES

   (xii)  The Weighted Average Net Contract Rate
          of all outstanding Contracts                 10.36664%
  (xiii)  The outstanding Monthly Advance
          reimbursable to the Servicer                 86,807.05
   (xiv)  Reimbursement Amount paid to Guarantor
            Reimbursement Amount at beginning of period     0.00
            Reimbursement Amount paid this period           0.00
            Total Reimbursement Amount paid to date         0.00

    (xv)  Foreclosures Commenced during current Due Period
                                                                  Principal
                                                         Number   Balance
                                                         ------   ------------
                                      Foreclosures           16     542,476.35
------------------------------------------------------------------------------
               Broken down into:      30 to 59 days           0           0.00
                                      60 or more days        16     542,476.35

   (xvi)  Contracts relating to Obligors in bankruptcy
                                                                  Principal
                                                         Number   Balance
                                                         ------   ------------
                                      Bankruptcy             50   1,803,982.21
------------------------------------------------------------------------------
               Broken down into:      0-29 days              32   1,124,895.58
                                      30 to 59 days          11     346,564.43
                                      60 or more days         7     332,522.20
                                      Foreclosures
   (xvii)  REO Activity
                                                                 Principal
                                                         Number  Balance
                                                         ------  -------------
                                      REO Property            0           0.00
------------------------------------------------------------------------------
               Broken down into:      30 to 59 days
                                      60 or more days
                                      Foreclosures
                                      Bankruptcy

 (xviii)  Book Value of REO and income received from
             REO in Due Period
                                      Aggregate Book Value
                                           Income Received
(xiv) and (xx) Realized Losses

                       Realized Loss during the Due Period         13,000.27
                               Cumulative Realized Losses          69,745.13

    (xxi) Weighted average maturity                                      203
                                 Page 8